CONSENT OF INDEPENDENT AUDITORS




          We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 7, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-19655 and 811-05454) of Dreyfus Premier New Jersey Municipal Bond Fund.








                                        ERNST & YOUNG LLP


New York, New York
April 25, 2003